Exhibit 10.9

MEMBERSHIP INTEREST

ACQUISITION AGREEMENT

THIS MEMBERSHIP INTEREST ACQUISITION AGREEMENT (this “Agreement”) is made and entered into effective as of December 28, 2011 by and among KW – Richmond, LLC (the “Company”), K-W Properties (the “Manager”), KW Executives – Richmond, LLC (the “Member”), and the members of the Member set forth on Schedule A hereto (the “Executives” and together with the Company, Manager and the Member, the “Parties”), as follows:

RECITALS

WHEREAS, the Member is a member of, and owns a 9.04% membership interest in, the Company;

WHEREAS, the Company is a member of, and owns a membership interest in, Bay Fund Opportunity LLC (“Fund”) pursuant to the Fund’s Operating Agreement, dated June 2008, as amended by the First Amendment to Operating Agreement, dated May 4, 2011 (the “Fund Agreement”), which membership interest in the Fund is the Company’s sole asset. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Fund Agreement;

WHEREAS, each Executive desires to acquire from the Member its membership interest in the Company, as set forth opposite such Executive’s name under the heading “Company Membership Interest” on Schedule A hereto (“Company Membership Interest”), and the Member desires to transfer such Company Membership Interest to each Executive in exchange for 90% of the Executive’s membership interest in the Member, as set forth opposite such Executive’s name under the heading “EM Membership Interest” on Schedule A hereto (“EM Membership Interest”) (the “Acquisition Transaction”);

WHEREAS, upon the consummation of the Acquisition Transaction, the Company desires to transfer to each Executive his or her Fund Membership Interest (as hereinafter defined) in liquidation of each Executive’s Company Membership Interest and each Executive desires to accept such Fund Membership Interest in liquidation of his or her Company Membership Interest (the “Fund Transaction”). As used in this Agreement, the term “Fund Membership Interest” shall mean each Executive’s proportionate amount of the Company’s membership interest in the Fund, including, without limitation: (a) each Executive’s proportionate amount of the Company’s Capital Account in the Fund, and (b) each Executive’s proportionate amount of the Company’s Percentage Interest in the Fund, but excluding (i) any liability arising from the Company’s actions or omissions in its capacity as Manager of the Fund, whether arising before or after the date hereof (any such obligations and/or liability under the foregoing clause (i) remaining with the Company), and (ii) any voting or approval rights granted to the Company in the Fund Agreement (any such rights under clause (ii) remaining with the Company);

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WHEREAS, upon the consummation of the Acquisition Transaction and the Fund Transaction, each Executive desires to contribute and convey his or her Fund Membership Interest to the Member in exchange for the issuance of an EM Membership Interest and the Member desires to accept the contributions of Fund Membership Interests from each Executive (“Member Fund Membership Interest”) (“EM Membership Interest Transaction” and together with Acquisition Transaction and Fund Transaction, the “Transactions”). The Company Membership Interest, EM Membership Interest, Fund Membership Interest and Member Fund Membership Interest, collectively, are herein referred to as the “Securities”; and

WHEREAS, the Transactions have been approved by the board of directors of Kennedy-Wilson Holdings, Inc. and are intended to preserve and promote the alignment of the economic interests and incentives of the Executives with the Company and co-investors of Fund.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Acquisition of Company Membership Interests.

Each Executive hereby agrees to acquire from Member such Executive’s Company Membership Interest in exchange for 90% of his or her right, title and interest in and to such Executive’s EM Membership Interest. The Member hereby agrees to transfer the Company Membership Interest to each Executive in exchange for 90% of the Executive’s right, title and interest in and to such Executive’s EM Membership Interest.

2.	Reacquisition of Company Membership Interests.

The Company hereby transfers, immediately upon the consummation of the transactions described in Section 1 hereof, to each Executive, the Company’s right, title and interest in and to such Executive’s Fund Membership Interest in liquidation of such Executive’s Company Membership Interest. Each Executive hereby accepts from the Company, the Company’s right, title and interest in and to such Executive’s Fund Membership Interest in liquidation of such Executive’s Company Membership Interest.

3.	Contribution of Fund Membership Interests.

Each Executive hereby agrees to contribute, immediately upon the consummation of the transactions described in Section 2 hereof, his or her Fund Membership Interest to the Member in exchange for the issuance of such Executive’s allocated amount of the newly issued EM Membership Interest. The Member hereby agrees to accept from each Executive, his or her right, title and interest in and to such Executive’s Fund Membership Interest, to issue to such

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Executive his or her applicable amount of the EM Membership Interest and to assume and perform all of the obligations under the Fund Agreement. Upon the effectiveness of the Transactions in accordance with the terms hereof, each Executive’s Company Membership Interest shall be cancelled and shall no longer be issued and outstanding, each Executive shall no longer be a member of the Company, and, pursuant to that certain Second Amendment to Operating Agreement of Bay Fund Opportunity LLC and Consent to Transfer of Membership Interest, dated as of the date hereof, the Member shall be admitted as a member of the Fund in respect of the Member Fund Membership Interest, in accordance with the terms thereof.

4.	Representations and Warranties of the Executives.

Each Executive hereby represents and warrants to the Member and the Company as follows:

(a) Such Executive has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(b) This Agreement is such Executive’s legal, valid and binding obligation, enforceable against such Executive in accordance with its terms;

(c) Such Executive is the sole owner, of record, and has the sole power of disposition over his or her EM Membership Interest transferred hereby and owns such EM Membership Interest free and clear of all encumbrances;

(d) Such Executive understands that no public market now exists for any of the Securities and that the Company and the Member, as applicable, have made no assurances that a public market will ever exist for the Securities; and

(e) Such Executive is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act by reason of net worth, income individually or with spouse or other relevant criteria.

5.	Representations and Warranties of the Member.

The Member hereby represents and warrants to each Executive and the Company as follows:

(a) The Member has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(b) This Agreement is the Member’s legal, valid and binding obligation, enforceable against the Member in accordance with its terms; and

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(c) The Member is the sole owner, beneficially and of record, of the Company Membership Interest transferred hereby and that it owns such Company Membership Interest free and clear of all encumbrances.

6.	Representations and Warranties of the Company.

The Company hereby represents and warrants to each Executive and the Member as follows:

(a) The Company has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(b) This Agreement is the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms;

(c) The Company is the sole owner, beneficially and of record, of the Fund Membership Interest transferred hereby and that it owns such Fund Membership Interest free and clear of all encumbrances; and

(d) The Company has distributed to its members all amounts remaining in the Company’s bank account(s) in accordance with the priorities set forth in the Company’s Limited Liability Company Agreement, dated as of June 23, 2008, and, accordingly, the Company’s membership interest in the Fund is the Company’s sole asset.

7.	Tax Matters.

(a) The Parties intend the Transactions to be treated, and will report the Transactions, as follows for U.S. federal income tax purposes:

(i) The transfers that occur between Member or the Company on one hand, and the Executives on the other hand, shall be disregarded; and

(ii) The Company shall be treated as transferring to Member the Fund Membership Interest in liquidation of the Company Membership Interest owned by Member, in a tax free distribution under Section 731 of the Internal Revenue Code of 1986, as amended.

(b) Each Party hereto acknowledges and agrees that it has not received and is not relying on tax advice from any other Party hereto, and that it has and will continue to consult its own advisors with respect to all tax matters with respect to the Transactions and this Agreement. The Parties acknowledge that as a result of the Transactions, the Company’s status as a partnership for U.S. federal income tax purposes will terminate and the Manager (at the Manager’s expense) shall cause to be prepared on behalf of the Company a short year tax return for the Company in a manner consistent with the terms of the Company’s Limited Liability Company Agreement, dated June 23, 2008.

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8.	Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, heirs, administrators and assigns.

(b) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by the relevant Party against whom enforcement is sought.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The Parties hereby acknowledge and agree that signatures transmitted by facsimile or by pdf shall be legal and binding and shall have the same full force and effect as if an original of this Agreement had been delivered.

(e) Further Assurances. Each Party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required hereunder or by law, to effectuate the terms of this Agreement.

(f) Indemnification. Notwithstanding anything to the contrary contained herein, the Manager shall indemnify, defend and hold harmless the Member, on an after-tax basis, from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, costs and expenses (including but not limited to any U.S. federal and state income taxes and interest and penalties thereon in the case of the following clause (i)) (i) resulting from the Transaction not being treated for U.S. federal and state income tax purposes in a manner consistent with Section 7(a) of this Agreement, and (ii) arising from the Company’s actions or omissions in its capacity as Manager of the Fund, whether arising before or after the date hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“COMPANY”			“MEMBER”

KW – Richmond, LLC			KW Executives – Richmond, LLC

By:	K-W Properties,		By:	/s/ Freeman Lyle
	its sole member		Name:	Freeman Lyle
			Title:	Manager
	By:	/s/ Freeman Lyle
	Name:	Freeman Lyle
	Title:	President of Secretary

“MANAGER”

K-W Properties

By:	/s/ Barry Schlesinger
Name:	Barry Schlesinger
Title:	Vice President

“EXECUTIVES”

/s/ William J. McMorrow William J. McMorrow Revocable Trust Dated 1/28/98			/s/ Courteney Barker Courteney Barker

/s/ Freeman Lyle Freeman Lyle			/s/ Eric Taylor Eric Taylor

/s/ Barry Schlesinger Barry Schlesinger Trust			/s/ James C. Ozello James C. Ozello and Ronni Ozello, as Trustees of The Ozello Trust Dated 7/20/00
/s/ Fredric N. Richman			/s/ Jocelyn Leavitt
Fredric N. Richman Revocable Trust			Jocelyn Leavitt

[Signatures Continued On Next Page]

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/s/ Sandy S. Hudson /s/ Jeffrey M. Hudson Jeffrey M. & Sandy S. Hudson		/s/ Ken Ayeroff Ken and Jan Ayeroff Family Trust

/s/ Norman P. Creighton Norman P. Creighton 1996 Trust		/s/ Kent Mouton Kent Mouton, IRA Rollover, Charles Schwab, Inc., Custodian

/s/ James Rosten The Rosten Family Trust, dated 5/14/08		/s/ Cynthia Cease Cynthia Cease

/s/ Stuart Cramer Stuart Cramer		/s/ Jennifer Hall Jennifer Hall

/s/ John Prabhu The John Prabhu Family Trust Dated 1/31/01		/s/ Muhammed Khan Muhammed Khan

FLMM Limited a Bermuda corporation

By:	/s/ Per-Magnus Andersson	/s/ Thia Ly
Name:	Per-Magnus Andersson	Thia Ly
Title:	President

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Schedule A

Name of Executive/Investor	EM Membership Interest	Company Membership Interest

FLMM Limited	45.66%	4.13%

William J. McMorrow Revocable Trust Dated 1/28/98	22.83%	2.06%

Freeman Lyle	9.13%	0.83%

Barry Schlesinger Trust	2.28%	0.21%

Fredric N. Richman Revocable Trust	2.28%	0.21%

Jeffrey M. & Sandy S. Hudson	2.28%	0.21%

Norman P. Creighton 1996 Trust	2.28%	0.21%

The Rosten Family Trust, Dated 5/14/08	2.28%	0.21%

Stuart Cramer	2.28%	0.21%

The John Prabhu Family Trust Dated 1/31/01	1.37%	0.12%

Courteney Barker	0.91%	0.08%

Eric Taylor	0.91%	0.08%

James C. Ozello and Ronni Ozello, as Trustees of The Ozello Trust Dated 7/20/00	0.91%	0.08%

Jocelyn Leavitt	0.91%	0.08%

Ken and Jan Ayeroff Family Trust	0.91%	0.08%

Kent Mouton, IRA Rollover, Charles Schwab, Inc., Custodian	0.91%	0.08%

Cynthia Cease	0.46%	0.04%

Jennifer Hall	0.46%	0.04%

Muhammed Khan	0.46%	0.04%

Thia Ly	0.46%	0.04%

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